UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2025

Brag House Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42525	87-4032622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Park Street, Montclair, NJ	07042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (413) 398-2845

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TBH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series C Preferred Stock

On December 11, 2025, Brag House Holdings, Inc. (the “Company”) filed a Certificate of Designation of Series C Convertible Preferred Stock (the “Certificate of Designation”), effective as of December 11, 2025, with the Secretary of State of Delaware. The Certificate of Designation was filed pursuant to Section 7.22 of the Merger Agreement, dated October 12, 2025, by and among the Company, House of Doge, Inc., and Brag House Merger Sub, Inc.

The Certificate of Designation designates 65 shares of the Company’s preferred stock, par value $0.0001 per share, as Series C Convertible Preferred Stock. Each share of Series C Convertible Preferred Stock is convertible into 5,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to certain limitations as set forth in the Certificate of Designation, including a 4.99% beneficial ownership limitation (which may be increased to up to 9.99% upon 61 days’ prior notice from the holder of Series C Preferred Convertible Preferred Stock).

The Series C Convertible Preferred Stock votes together with the Common Stock on an as-converted basis, subject to the limitations described above, including a 4.99% voting cap on an as-converted basis. Holders of the Series C Convertible Preferred Stock are entitled to receive dividends on an as-converted basis when, as and if dividends are paid on the Common Stock. Upon a liquidation of the Company, the Series C Convertible Preferred Stock ranks senior to the Common Stock, pari passu with the Company’s existing series of preferred stock, and junior only to securities that are expressly designated as senior securities.

The Certificate of Designation also contains customary anti-dilution adjustment provisions for stock splits, stock dividends, recapitalizations, and similar corporate transactions. The Series C Convertible Preferred Stock may not be issued other than in accordance with the Merger Agreement or in connection with subsequent rights offerings in which holders of Series C Preferred Stock would be entitled to participate on an as-converted basis.

The foregoing summary is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series C Convertible Preferred Stock of Brag House Holdings, Inc., effective December 11, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2025	BRAG HOUSE HOLDINGS, INC.

/s/ Lavell Juan Malloy, II
	Name:	Lavell Juan Malloy, II
	Title:	Chief Executive Officer

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